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                              WELLS FARGO & COMPANY
                               BENEFIT RESTORATION
                                     PROGRAM



                                                       Effective January 1, 1991


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                              WELLS FARGO & COMPANY

                           BENEFIT RESTORATION PROGRAM



                                TABLE OF CONTENTS



ARTICLE I     Definitions. . . . . . . . . . . . . . . . . . . . . .      1

ARTICLE II    Excess Defined Benefit Plan  . . . . . . . . . . . . .      3

ARTICLE III   Excess Defined Contribution Plan . . . . . . . . . . .      3

ARTICLE IV    Executive Supplemental Benefits Plan . . . . . . . . .      4

ARTICLE V     Accounts . . . . . . . . . . . . . . . . . . . . . . .      5

ARTICLE VI    Distribution of Benefits . . . . . . . . . . . . . . .      6

ARTICLE VII   Unfunded Nature of the Plan  . . . . . . . . . . . . .      7

ARTICLE VIII  Administration of the Program. . . . . . . . . . . . .      7

ARTICLE IX    Amendments and Termination . . . . . . . . . . . . . .      8

ARTICLE X     Miscellaneous. . . . . . . . . . . . . . . . . . . . .      8

SCHEDULE A     . . . . . . . . . . . . . . . . . . . . . . . . . . .      9


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                            THE WELLS FARGO & COMPANY

                           BENEFIT RESTORATION PROGRAM


          The Wells Fargo & Company Benefit Restoration Program supersedes the Wells Fargo & Company Supplemental Benefits Plan, Executive Supplemental Benefits Plan and Supplemental Savings Plan effective January 1, 1991. All accrued benefits and account balances under such prior plans shall be transferred to and governed by the provisions of this Program effective January 1, 1991 and no person shall have any rights under any such prior plan on and after that date. The Program shall consist of three plans: the Excess Defined Benefit Plan, the Excess Defined Contribution Plan and the Executive Supplemental Benefits Plan, each of which shall constitute a separate plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.


                                    ARTICLE I

                                   DEFINITIONS

          Wherever used herein the following terms have the meanings indicated:

          1.1   "ACCOUNTS" means one or more accounts established under Article
V.

          1.2 "BENEFICIARY" means the person or persons effectively designated by a Participant to receive benefits under the Company's Predecessor Retirement Plan or Qualified Defined Contribution Plans.

          1.3 "BOARD OF DIRECTORS" means the Board of Directors of Wells Fargo & Company.

          1.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          1.5 "COMMITTEE" means the committee established pursuant to Article VIII, as constituted from time to time.

          1.6 "COMPANY" means Wells Fargo & Company and any successor to all or a major portion of the assets or business of Wells Fargo & Company.

          1.7   "EMPLOYEE" means an employee of a Participating Company.

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          1.8   "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.


          1.9   "EXCESS DEFINED BENEFIT SUPPLEMENT" has the meaning set forth in
Article II.

          1.10 "EXCESS DEFINED CONTRIBUTION SUPPLEMENT" has the meaning set forth in Section 3.2.

          1.11  "EXECUTIVE SUPPLEMENT" has the meaning set forth in Section 4.2.

          1.12 "MATCHING CONTRIBUTION" means a Participating Company matching contribution (within the meaning of Section 401(m) of the Code) to a Qualified Defined Contribution Plan.

          1.13 "PARTICIPANT" means each individual who participates in a Plan in accordance with the terms of such Plan.

          1.14 "PARTICIPATING COMPANY" means the Company or any subsidiary or affiliated company which is listed on Schedule A to this Plan, as revised from time to time by the Committee or its delegate.

          1.15 "PLAN" means the Wells Fargo & Company Excess Defined Benefit Plan, Excess Defined Contribution Plan and Executive Supplemental Benefits Plan as set forth in this document and in any subsequent amendments.

          1.16 "PREDECESSOR RETIREMENT PLAN" means the Wells Fargo & Company Retirement Plan as in effect for calendar years commencing prior to January 1, 1985.

          1.17 "PRE-TAX CONTRIBUTION" means an elective deferral contribution by a Participating Company under a 401(k) feature of a Qualified Defined Contribution Plan.

          1.18 "PROGRAM" means the Wells Fargo & Company Benefit Restoration Program as set forth in this document and subsequent amendments.

          1.19 "QUALIFIED DEFINED CONTRIBUTION PLANS" means those defined contribution plans maintained by the Company that are intended to qualify under
Section 401 of the Code.

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                                   ARTICLE II

                           EXCESS DEFINED BENEFIT PLAN

     Each Employee or Beneficiary whose benefits under the Predecessor Retirement Plan were reduced under the provisions included in such plan to comply with the dollar limitations (but not the percentage of compensation limitations) of Section 415(b) and (e) of the Code shall be a Participant under the Excess Defined Benefit Plan. Each Participant shall be credited with an "Excess Defined Benefit Supplement" equal to such reduction, payable at the same time and in the same manner as the benefit payable to such Participant under the annuities issued upon termination of the Predecessor Retirement Plan.

                                   ARTICLE III

                        EXCESS DEFINED CONTRIBUTION PLAN

          3.1 PARTICIPATION. An Employee shall automatically become a Participant in the Excess Defined Contribution Plan for any calendar year that the Employee is eligible to receive "transition" retirement contributions under the Company's Qualified Defined Contribution Plans and his or her Participating Company contributions under the Qualified Defined Contribution Plans for that year are reduced solely by reason of the provisions included in such plans to comply with the 25 per cent of compensation limitation of Section 415 of the Code. Every other Employee shall be a Participant in the Excess Defined Contribution Plan for a calendar year only if the Participant receives prior notice from the Committee that he or she is eligible for that year. An Employee shall be eligible for a calendar year if the Committee determines, at such time prior to the beginning of such year as it specifies and based on the information then available to it, that the Employee's Participating Company contributions under the Qualified Defined Contribution Plans for such year could be reduced by reason of the provisions included in such plans to comply with the limitations of Section 415 of the Code.

          3.2 EXCESS DEFINED CONTRIBUTION SUPPLEMENT. Each Participant whose Participating Company contributions to the Company's Qualified Defined Contribution Plans are reduced under the Section 415 provisions of such plans shall, subject to the provisions of Section 3.3, be credited with an "Excess Defined Contribution Supplement" equal to the amount of such reduction. Such supplement shall be credited to the Participant's Accounts in accordance with
Article V at the time that the related Participating Company contributions are made to the Qualified Defined Contribution Plans.

          3.3  LIMITATIONS ON EXCESS DEFINED CONTRIBUTION SUPPLEMENT

          (a) PRE-TAX ELECTION. At such time before the first day of each calendar year and based on the information then available to it, the Committee shall determine and notify those Participants whose maximum Pre-Tax Contributions to the Qualified Retirement Plans for that year could be reduced by reason of the provisions included in such plans to comply with the

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limitations of Section 415 of the Code.  Each such Participant shall be given an irrevocable election (i) to select one single percentage of compensation to be used in calculating all of the Pre-Tax Contributions made on his or her behalf for the upcoming calendar year and (ii) to reduce his or her salary or wages for such calendar year in an amount equal to the portion of the Pre-Tax Contribution which could not be contributed to the Qualified Defined Contribution Plans under the Section 415 provisions of such plans. If a Participant is not so notified or does not so elect, his or her Excess Defined Contribution Supplement for such year shall not include any amount attributable to either Pre-Tax Contributions that are reduced under the Section 415 provisions of the Qualified Defined Contribution Plans or any Matching Contributions that would have been made with respect to such Pre-Tax Contributions had they been made.

          (b) 25 PERCENT LIMITATION. A Participant shall not receive an "Excess Defined Contribution Supplement" for a calendar year if the Participant's Participating Company contributions to the Qualified Defined Contribution Plans for that year exceed the Section 415 limitations of such plans solely due to the 25 percent of compensation limitation provisions thereof, unless the Employee is eligible to receive "transition" retirement contributions under the Company's Qualified Defined Contribution Plans for that year.

          (c) OTHER STATUTORY LIMITATIONS. In no event shall a Participant's Excess Defined Contribution Supplement include an amount attributable to (i) any Pre-tax Contribution to the extent that such contribution would exceed the limitations of Section 401(a) (17) or (30), (k) or (m) of the Code (or any successor provision) if made to TAP or (ii) any Matching Contribution that would either be attributable to any such excess Pre-Tax Contribution or would exceed the limitation of Section 401(k) or (m) of the Code if made.


                                   ARTICLE IV

                      EXECUTIVE SUPPLEMENTAL BENEFITS PLAN

          4.1 PARTICIPATION. An Employee shall become a Participant in the Executive Supplemental Benefits Plan on the first day of the first calendar year for which the Participant receives prior notice from the Committee that he or she is eligible. An Employee shall be eligible for a calendar year if the Committee determines, at such time prior to the beginning of such year as it specifies and based on the information then available to it, that the Employee's Participating Company contributions under the Qualified Defined Contributions Plans for such year either (i) could be reduced by reason of the provisions included in such plans to comply with the limitations of Section 401(a) (17) of the Code (relating to an indexed $200,000 compensation limit) or Section 401(a)
(30) of the Code (relating to an indexed $7,000 limit on 401(k) elective deferrals) or (ii) would be so reduced were the limitations of Section 415 of the Code not imposed under such plans. An Employee shall not become a Participant for a calendar year unless he or she was notified of eligibility by the Committee prior to the beginning of such year, even if his or her Participating Company Contributions for such year are reduced.

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          4.2  EXECUTIVE SUPPLEMENT.  Each Participant whose Participating
Company contributions to the Company's Qualified Defined Contribution Plans is reduced under the Section 401(a)(17) or Section 401(a) (30) provisions of such plans shall, subject to the provisions of Section 4.3 and the provisions included in the Qualified Defined Contribution Plans comply with Code Section 401(k) or (m) (which are incorporated by reference in the Excess Defined Contribution Plan), be credited with an "Executive Supplement" equal to the amount of such reduction. Such supplement shall be credited to the Participant's Accounts in accordance with Article V at the time that the related Participating Company contributions are made to the Qualified Defined Contribution Plans.

          4.3 PRE-TAX ELECTION REQUIREMENT. At such time before the first day of each calendar year as the Committee shall specify, each Participant shall be given an irrevocable election (i) to select one single percentage of compensation to be used in calculating all of the Pre-Tax Contributions made on his or her behalf for the upcoming calendar year and (ii) to reduce his or her salary or wages for such calendar year in an amount equal to the portion of the Pre-Tax Contribution which could not be contributed to the Qualified Defined Contribution Plans under the Section 401(a) (17) or Section 401(a) (30) provisions of such plans. If a Participant does not so elect, his or her Executive Supplement for such year shall not include any amount attributable to either Pre-Tax Contributions that are reduced under the Section 40l(a) (17) and 401(a) (30) provisions of the Qualified Defined Contribution Plans or any matching contributions that would have been made with respect to such Pre-Tax Contributions had they been made.


                                    ARTICLE V

                                    ACCOUNTS

          5.1 (a) PARTICIPANT ACCOUNTS. The Committee shall establish an Account for each Participant to which shall be credited the following:

          (i) the Excess Defined Contribution Supplements and the Executive Supplements of such Participant, and

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          (ii) interest on the balance of the phantom account calculated quarterly at an annual rate equal to the sum of (i) the average annual rate for 3-year Treasury Notes for the immediately preceding calendar year and (ii) 2 per cent, with contributions made during a quarter being credited with interest for the portion of the quarter that the contribution is credited to a Participant's phantom account, according to the following table:

          Semi-Monthly Pay Period
          During Quarter for Which the   Portion of Quarter for
          Contribution is Credited       Which Interest Is Credited
          ----------------------------   --------------------------

                    lst                            5/6
                    2nd                            4/6
                    3rd                            3/6
                    4th                            2/6
                    5th                            1/6
                    6th                            none

An Account shall be debited for any distributions made therefrom. Accounts under the Program shall be merely bookkeeping entries to assist the Committee in determining the amount of benefits payable to a Participant under the Program.

          5.2 SUBACCOUNTING. The Committee shall maintain separate subaccounts for each Plan under the Program or shall maintain records sufficient to create such subaccounts. The Committee may, but need not, maintain separate subaccounts under the program for some or all of the different types of employer contributions to the Company's Qualified Defined Contribution Plans that are supplemented under the Program.


                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

          6.1 TERMINATION OF EMPLOYMENT. The balance of a Participant's Accounts shall generally be distributed to the Participant in a single lump sum as soon as practicable after the Participant terminates employment for any reason other than death. However, a Participant may elect at such time prior to becoming a Participant in the Program to have his or her Accounts paid in ten
(10) annual installment payments beginning in January following termination of Employment, unless the balance of such Accounts is less than or equal to three thousand five hundred dollars ($3,500). The amount of each installment will be equal to the entire remaining balance payable to the Participant as of the beginning of the calendar year of payment divided by the number of remaining installments to be paid.

          6.2 DEATH. In the event that a participant dies before distribution of the entire balance of his or her Accounts, the remaining balance of the Participant's Accounts will be

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distributed as soon as practicable after death to the Participant's
Beneficiaries in such percentages as the Beneficiaries are or were entitled to the Participant's benefits under the Company's Qualified Defined Contribution Plans.

          6.3 TRANSFER TO NON-PARTICIPATING COMPANY. If a Participant ceases to be an employee of a Participating Company, but becomes an employee of a company that participates in the Company's Qualified Defined Contribution Plans (but is not a Participating Company in this Plan), the Participant shall accrue no further benefits under this Plan and his or her Accounts shall be immediately distributed, unless assumed by his or her successor employer.

                                   ARTICLE VII

                         UNFUNDED NATURE OF THE PROGRAM

          The Program shall be unfunded. The funds used for payment of benefits under the Program and of the expenses incurred in the administration thereof shall, until such actual payment, continue to be a part of the general funds of each Participating Company and no person other than the Participating Company shall, by virtue of the Program, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from a Participating Company under a Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Company. Benefits under this Program shall not be alienated, hypothecated or otherwise encumbered, and such benefits shall not in any way be subject to claim by creditors or liable to attachment, execution or other process of law.

                                  ARTICLE VIII

                          ADMINISTRATION OF THE PROGRAM

          8.1 COMMITTEE. The Program shall be administered by a Benefits Restoration Program Committee ("Committee"), the membership of which will be selected from time to time by the Chief Executive Officer of the Company. The Committee shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Committee's powers and duties shall include, but shall not be limited to, the following: (a) responsibility for the compilation and maintenance of all records necessary in connection with the Program; (b) authorizing the payment of all benefits and expense of the Program as they become payable under the Program;
(c) authority to engage such legal, accounting and other professional services as it may deem proper; (d) discretionary authority to interpret the Program; and
(e) discretionary authority to determine eligibility for benefits under the Program and to resolve all issues of fact and law in connection with such determination. Decisions by the Committee shall be final and binding upon all parties.

          8.2 ALLOCATION OF RESPONSIBILITIES. The Committee, from time to time, may allocate to one or more of its members or to any other person or persons or organizations any of

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its rights, powers, and duties with respect to the operation and administration of the Program. Any such allocation shall be reviewed from time to time by the Committee; shall, unless the Committee specifies otherwise, carry such discretionary authority as the Committee possesses regarding the matter; and shall be terminable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances.

          8.3 COMPENSATION AND EXPENSES. The members of the Committee shall serve without compensation, but all benefits payable under the Program and all expenses properly incurred in the administration of the Program, including all expenses properly incurred by the Committee in exercising its duties under the Program, shall be borne by the Company.

                                   ARTICLE IX

                           AMENDMENTS AND TERMINATION

          The Board of Directors reserves the power at any time, with or without notice, to terminate this Program or any Plan that forms a part of this Program and delegates to the Committee the power to otherwise amend any portion of this Program other than this Article IX; provided, however, that no such action shall reduce the amount accrued by any Participant or Beneficiary under the Program prior to the date of amendment or termination.

                                    ARTICLE X

                                  MISCELLANEOUS

          10.1 HEADINGS. The headings and subheadings of this instrument are inserted for convenience of reference only and are not to be considered in the construction of this Program.

          10.2 NATURE OF PLANS. The Excess Defined Benefit Plan and the Excess Defined Contribution Plan are intended to qualify for exemption from ERISA as unfunded excess benefit plans under Sections 3(36) and 4(b) (5) of ERISA. The Executive Supplemental Benefits Plan is intended to qualify as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA. Each Plan shall be interpreted accordingly.

          10.3 CONSTRUCTION. The instrument creating the Program shall be construed, administered, and governed in all respects in accordance with the laws of the State of California to the extent not preempted by ERISA. If any provision of this Program shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

          10.4 NO EMPLOYMENT RIGHTS. Participation in this Program does not provide any employment rights or otherwise affect or modify the employment relationship with the

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Company or a Participating Company.  Employment with a Participating Company has no specified term or length and each Participating Company reserves the right to discharge an employee with or without cause, notwithstanding any effect that such discharge would have upon the employee's interest in this Program.

          10.5 PAYMENT AND RELEASE. Any payment to a Participant or Beneficiary or the legal representative of either, in accordance with the terms of this Program shall to the extent thereof be in full satisfaction of all claims such person may have against a Participating Company hereunder, which may require such payee, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Company.

          IN WITNESS WHEREOF, Wells Fargo & Company has caused its authorized officers to execute this instrument in its name and on its behalf.


                                             WELLS FARGO & COMPANY

                                             By
-------------------------                       ----------------------
          date

                                             By
-------------------------                       ----------------------
          date

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                                   SCHEDULE A


The following companies are "Participating Companies" in the Wells Fargo & Company Benefit Restoration Program:



                         Wells Fargo & Company

                         Wells Fargo Ag Credit

                         Wells Fargo Bank, N.A.

                         Wells Fargo Corporate Services, Inc.

                         Wells Fargo Credit Corporation

                         Wells Fargo Insurance Services

                         Wells Fargo Realty Advisors

                         Wells Fargo Realty Finance Corporation

                         Wells Fargo Securities, Inc.

                         Wells Fargo Securities Clearance Corporation

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